                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

    [X] Preliminary information statement

    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

    [ ] Definitive information statement

                               -------------------

                            HUNNO TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               -------------------

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                            HUNNO TECHNOLOGIES, INC.
                       2700 North 29th Avenue, Suite 305,
                               Hollywood, FL 33020

                          INFORMATION STATEMENT NOTICE

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

    Notice is hereby given that on August 21, 2003, we received the written consent, in lieu of a meeting of stockholders, from the holder of a majority of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from Hunno Technologies, Inc.' to
'Abazias, Inc.' Notice is hereby also given that on August 27, 2003, we received the written consent, in lieu of a meeting of stockholders, from the holder of a majority of our outstanding voting stock, approving an amendment to our certificate of incorporation that will increase the number of authorized shares of common stock from 30,000,000 to 150,000,000.

    You are encouraged to read the attached Information Statement, including the exhibit, for further information regarding this action.

    This is not a notice of a meeting of stockholders and no stockholders'
meeting will be held to consider the matters described herein. This Information
Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the
Delaware General Corporation Law.

                                           By Order of the Board of Directors

                                          /s/ Marc Baker
                                              Marc Baker
                                              President

Hollywood Florida
August 27, 2003

                            HUNNO TECHNOLOGIES, INC.
                       2700 North 29th Avenue, Suite 305,
                               Hollywood, FL 33020

                              INFORMATION STATEMENT

    The purpose of this Information Statement is to notify the holders of our common stock as of the close of business on August 21, 2003 (the 'Record Date'), that on August 21, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holder of 9,500,000 shares of our common stock, representing approximately 80% of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from
'Hunno Technologies, Inc.' to 'Abazias, Inc.' and that on August 27, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holder of 9,500,000 shares of our common stock, representing approximately 80%
of our outstanding voting stock, approving an amendment to our certificate of incorporation that will increase the number of authorized shares of common stock from 30,000,000 to 150,000,000.

    This Information Statement is first being mailed or furnished to stockholders on or about September 8, 2003, and the name change amendment described herein will not become effective until at least 20 days thereafter. We will pay all costs associated with the preparation and distribution of this
Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information
Statement to their clients.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                               SECURITY OWNERSHIP

    As of the Record Date, there were 11,867,109 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

    The following table sets forth certain information concerning the ownership of our common stock, as of August 27, 2003, by (i) all persons known by us to beneficially own five percent (5%) or more of the outstanding shares of common stock, (ii) each director and executive officer required to be named hereunder and (iii) all of our directors and executive officers as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.

------------------------------------- ----------------------------------- -----------------------------------
Name                                  Number of shares of common stock    Percentage of shares of common
                                      beneficially owned                  stock beneficially owned (1)
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Marc Baker                            9,500,000                           80%
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
All officers and directors as a       9,500,000                           80%
group [1 person]
------------------------------------- ----------------------------------- -----------------------------------

 (1)  Applicable percentage of ownership as of August 27, 2003 is based on 11,867,109 shares of common stock outstanding.

                               STOCKHOLDER ACTIONS

                                  INTRODUCTION

On August 21, 2003, our Board of Directors unanimously approved an amendment and restatement of our Certificate of Incorporation that would change our name from
'Hunno Technologies, Inc.' to 'Abazias, Inc.' (the 'Name Change Amendment') and
submitted such matter for stockholder approval. On August 21, 2003, Marc Baker, a stockholder holding approximately 80% of our outstanding voting stock, acting by majority written consent, approved and ratified the Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A.

On August 27, 2003, our Board of Directors unanimously approved an amendment and restatement of our Certificate of Incorporation that will increase the number of authorized shares of common stock from 30,000,000 to 150,000,000 (`Share
Increase Amendment") and submitted such matter for stockholder approval. On
August 27, 2003, Marc Baker, a stockholder holding approximately 80% of our outstanding voting stock, acting by majority written consent, approved and ratified the Share Increase Amendment, a copy of which is attached to this
Information Statement as Exhibit C.

PURPOSE OF THE NAME CHANGE

On August 21, 2003, we signed a letter of intent to acquire through a share exchange all of the issued and outstanding shares of stock of Abazias, Inc. The
Letter of Intent required us to change our name as soon as practicable after execution. The Letter of Intent is attached as Exhibit B. A final agreement is being negotiated. Abazias' business is international diamond wholesaling.

    Our Board of Directors has determined that it is in our best interest to adopt at this time the name of the company we are acquiring, which is anticipated to be a condition of closing of the Abazias transaction.
Consequently, the Board of Directors has recommended changing our name from
'Hunno Technologies, Inc.' to 'Abazias, Inc.'

EFFECTS OF THE NAME CHANGE

    Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates.
Outstanding stock certificates bearing the name 'Hunno Technologies, Inc.' will continue to be valid and represent shares of Abazias, Inc. following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from 'Hunno Technologies, Inc.' to
'Abazias, Inc.,' which vote was obtained by a majority written consent dated
August 21, 2003.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Company is contractually obligated to use some of the additional authorized shares of common stock for issuance upon the closing of the common stock purchase agreement with Abazias, Inc. The number of issued and outstanding shares that must be issued to shareholders of Abazias, Inc. in exchange for their shares in Abazias, Inc. exceeds the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

    The amendment to the Company's Articles of Incorporation provides for the authorization of 30,000,000 additional shares of the Company's common stock. As of August 27, 2003, 11,867,109 shares of the Company's common stock were outstanding.

    The amendment to the Company's Articles of Incorporation shall be filed with the Delaware Secretary of State so that the Article 4(a) of the Articles of
Incorporation shall be as follows:

        The amount of the total authorized capital stock of this Corporation is One Hundred Fifty Million (150,000,000) shares of Common Stock, with a par value of $.001 per share and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share.

    There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

        o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

        o The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding convertible debentures.

        o To have shares of common stock available to pursue business expansion opportunities, if any.

    The disadvantages include:

        o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

    The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of
Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price.
The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of our outstanding common stock is required to increase the authorized shares of common stock to
150,000,000, which vote was obtained by a majority written consent dated August
27, 2003.

DISSENTERS' RIGHTS OF APPRAISAL

    The Delaware General Corporation Law does not provide for appraisal rights in connection with our name change.

ADDITIONAL INFORMATION

    We are subject to the informational requirements of the Securities Exchange
Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form
10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024,
450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange
Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the
Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                    EXHIBIT A

                                 WRITTEN CONSENT
                           OF THE MAJORITY STOCKHOLDER
                                       OF
                            HUNNO TECHNOLOGIES, INC.
            PURSUANT TO SECTION 228(a) OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

    The following action is taken by the majority stockholder of Hunno
Technologies, Inc., a Delaware corporation (the 'Corporation'), by written consent, as of August 21, 2003, pursuant to Section 228(a) of the General
Corporation Law of the State of Delaware (the 'DGCL') permitting such action to be taken.

AMENDMENT OF CORPORATION'S NAME

    WHEREAS, the Board has determined that it is in the best interests of the
Corporation to amend its certificate of incorporation to change the
Corporation's name from 'Hunno Technologies, Inc.' to Abazias, Inc.';

    WHEREAS, the Board has adopted resolutions (i) setting forth the proposed amendment and declaring its advisability and (ii) authorizing and directing the preparation and filing of an amendment to the Certificate of Incorporation of the Company, memorializing this corporate name change; and

    WHEREAS, Section 242 of the DGCL requires that a majority of the
Corporation's outstanding stock entitled to vote must approve such a proposed amendment and restatement.

    NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the proposed amendment, as set forth in Exhibit A attached hereto.

    IN WITNESS WHEREOF, the undersigned, being the majority stockholder of this
Corporation, does hereby consent to the foregoing action as of the day and year first above written.

                                          Marc Baker

                                   EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                            HUNNO TECHNOLOGIES, INC.

    Hunno Technologies, Inc. (the 'Corporation') is a corporation organized and existing under the laws of the State of Delaware. This Amendment to Certificate of Incorporation of the Corporation (the Amendment), , was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State
of Delaware. The Corporation does hereby certify on this 29th day of September,
2003 that Article First is amended as follows:

                                  ARTICLE FIRST
                                      NAME

    The name of the corporation is: Abazias, Inc. (the 'Corporation').

    IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the
Corporation herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on the date first written above.

                                          By:
                                             -----------------------------------
                                             Name: Marc Baker
                                             Title: Chief Executive Officer

                                    EXHIBIT B

                            HUNNO TECHNOLOGIES, INC.
                       2700 North 29th Avenue, Suite 305,
                               Hollywood, FL 33020

August 21, 2003

Abazias, Inc.

Re:  Letter of Intent

Dear Sirs:

This letter sets forth a proposal under which Hunno Technologies, Inc. ["Buyer"]
will acquire in a share exchange all of the issued and outstanding shares of common stock of Abazias, Inc. ["Seller"]. Nothing in this proposal constitutes a binding agreement. The parties agree to work in good faith to reach a final agreement, but are in no way obligated to do so.

We propose the following:

Purchase and Sale. Subject to all the terms and conditions of a Final Agreement, if any, at the Closing, the Seller agrees to receive from the Buyer, and Buyer agree to issue to the shareholders of the Seller (a "Shareholder") 50,000,000
Shares of Common Stock of the Buyer ("Buyer Shares") (the "Share Consideration")
in exchange for the transfer of 1,000,000 shares of the Common Stock of the
Seller ("Seller's Shares") to the Buyer. Each Seller's Share that is issued and outstanding immediately before the Closing, other than shares with respect to which the right to dissent has been exercised, shall entitle the holder thereof to receive 50 Buyer Shares.

Closing. The parties shall hold the Closing no later than 30 days after the execution of a Final Agreement, if any, (the "Closing Date"), at 11:00 A.M.,
local time, at the offices of Buyer, or at such other time and place as the parties may agree upon.

Name Change and Reincorporation. As soon as practical after signing this letter of intent, Hunno shall change its name to Abazias, Inc. (the "Name Change").
Shareholder consent will be required under a Schedule 14C filed with the SEC and relevant provisions of Delaware law. The Schedule 14C shall be filed with the
SEC and mailed to Hunno Stockholders as required.

Board of Directors and Officers. On Closing, Marc Baker, the sole officer and director of Hunno, shall resign, his resignation as a director being effective
10 days after the mailing of the Schedule 14F referred to below. At Closing, the size of the Hunno Board shall be increased to 3 persons. Mr. Oscar Rodriquez shall be designated as Chairman of the Board of Hunno Technologies, Inc. and Mr.
Jesus Diaz, and Mr. Aaron Taravella shall be designated as additional board members, also effective 10 days after the mailing of the Schedule 14F referred to below. This will require the designation of additional directors and filing of a Schedule 14F with the SEC and the mailing of the Schedule 14F to shareholders of Hunno 10 days prior to the date the new directors can take office. At closing, the following shall be elected officers of Hunno: Oscar
Rodriquez - CEO, Jesuz Diaz - CFO, and Aaron Taravella - CIO.

Stock Redemption. Prior to closing, Buyer shall have redeemed 9,500,000 shares of its common stock from Marc Baker such that at Closing, such that there will only be 2,376,109 shares issued and outstanding at closing.

If the foregoing is acceptable, please sign the Letter of Intent and return it to us.

                                            Sincerely,

                                            Marc Baker, President

Agreed and Accepted:

Abazias, Inc.

By:  ______________________

Its:  ______________________

                                    EXHIBIT C

                                 WRITTEN CONSENT
                           OF THE MAJORITY STOCKHOLDER
                                       OF
                            HUNNO TECHNOLOGIES, INC.
            PURSUANT TO SECTION 228(a) OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

    The following action is taken by the majority stockholder of Hunno
Technologies, Inc., a Delaware corporation (the 'Corporation'), by written consent, as of August 27, 2003, pursuant to Section 228(a) of the General
Corporation Law of the State of Delaware (the 'DGCL') permitting such action to be taken.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

    WHEREAS, the Board has determined that it is in the best interests of the
Corporation to amend its certificate of incorporation to increase the number of authorized shares of common stock from 30,000,000 to 150,000,000;

    WHEREAS, the Board has adopted resolutions (i) setting forth the proposed amendment and declaring its advisability and (ii) authorizing and directing the preparation and filing of an amendment to the Certificate of Incorporation of the Company, memorializing this corporate name change; and

    WHEREAS, Section 242 of the DGCL requires that a majority of the
Corporation's outstanding stock entitled to vote must approve such a proposed amendment and restatement.

    NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the proposed amendment, as set forth in Exhibit A attached hereto.

    IN WITNESS WHEREOF, the undersigned, being the majority stockholder of this
Corporation, does hereby consent to the foregoing action as of the day and year first above written.

                                          Marc Baker

                                   EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                            HUNNO TECHNOLOGIES, INC.

    Hunno Technologies, Inc. (the 'Corporation') is a corporation organized and existing under the laws of the State of Delaware. This Amendment to Certificate of Incorporation of the Corporation (the Amendment), was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State
of Delaware. The Corporation does hereby certify on this 29th day of September,
2003 that Article Fourth (a) is amended as follows:

        FOURTH. (a) The amount of the total authorized capital stock of this
        Corporation is One Hundred Fifty Million (150,000,000) shares of
        Common Stock, with a par value of $.001 per share and One Million
        (1,000,000) shares of Preferred Stock, with a par value of $.001 per share.

    IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the
Corporation herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on the date first written above.

                                          By:
                                             -----------------------------------
                                             Name: Marc Baker
                                             Title: Chief Executive Officer